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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2002

CENTIV, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-23221	58-2033795
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
998 Forest Edge Drive, Vernon Hills, Illinois 60061 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (847) 876-8300

(Former name or former address, if changed since last report.)

Item 5.    Other Items

        Effective as of November 25, 2002, Centiv, Inc. repurchased 806,983 shares of its common stock from its Chief Executive Officer, William M. Rychel. The purchase price for these shares was $2.79 per share.

        The proceeds of this repurchase were used, in full, by Mr. Rychel to repay a loan outstanding to him from Centiv, Inc. Under the provisions of the newly enacted Sarbanes-Oxley Act of 2002 this loan, which had a maturity of December 1, 2002, was required to be repaid without further extension or other material modification. A copy of the Stock Redemption Agreement by and between Centiv, Inc. and William M. Rychel is filed as Exhibit 99.2.

Item 7.    Financial Statements and Exhibits

  (a)
  Financial Statements of Business Acquired.

    Not Applicable.

  (b)
  Pro Forma Financial Information.

    Not Applicable.

  (c)
  Exhibits.

  99.1
  Press release dated November 25, 2002 announcing board approval of redemption.

  99.2
  Stock Redemption Agreement by and between Centiv, Inc. and William M. Rychel dated November 25, 2002

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTIV, INC.
Date: December 4, 2002	By:	/s/ THOMAS M. MASON Thomas M. Mason Chief Financial Officer

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  Item 5. Other Items
  Item 7. Financial Statements and Exhibits
SIGNATURE